UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 23, 2011 (September 22, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive
office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.
On September 23, 2011, Travelport Holdings Limited (“Holdings”) amended its disclosure statement relating to solicitation of acceptances of a consensual plan of reorganization, filed in an 8-K dated September 22, 2011. A copy of the amendment to the disclosure statement of Holdings is attached hereto as Exhibit 99.1 and incorporated by reference herein.
In addition, we received a letter, dated September 22, 2011, from Dewey & LeBoeuf LLP as counsel to certain holders of the Travelport’s outstanding senior notes. We disagree with the assertions in the letter and we believe that we are, and will continue to be, in full compliance with the provisions of the indentures for the senior notes upon implementation of our proposed restructuring plan. A copy of the letter is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Amendment No. 1, dated September 23, 2011, to Disclosure Statement, dated September 21, 2011.

99.2	Letter from Dewey & LeBoeuf LLP, dated September 22, 2011.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. Travelport Limited cannot assure that any forward-looking statement will be accurate. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. Travelport Limited assumes no obligation to update any forward-looking statements as a result of future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: September 23, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated September 23, 2011 (September 22, 2011)
EXHIBIT INDEX

99.1	Amendment No. 1, dated September 23, 2011, to Disclosure Statement, dated September 21, 2011.

99.2	Letter from Dewey & LeBoeuf LLP, dated September 22, 2011.